                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------


                                  FORM 8-K/A-2


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 29, 2003
                                                   -----------------

                                 TBC Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Delaware                     0-11579               31-0600670
--------------------------------------------------------------------------------
(State or Other             (Commission           (IRS Employer
Jurisdiction of              File Number)         Identification No.)
Incorporation)


4770 Hickory Hill Road, Memphis, Tennessee                38141
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  (901) 363-8030
                                                     -----------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters and Required FD Disclosure.

        At Item 5 of its Current Report on Form 8-K, dated November 29, 2003, TBC Corporation ("TBC") reported that in connection with the sale and leaseback transaction between its wholly-owned subsidiary, NTW Incorporated ("NTW"), and Realty Income Corporation and certain of its affiliated entities (collectively, "RIC"), TBC guaranteed to RIC the full and complete performance by NTW of all of its obligations to RIC under the leases.

        Subsequent to the filing of TBC's Current Report on Form 8-K, RIC agreed to terminate the guarantees given by TBC if TBC were joined as an additional lessee under the leases. A copy of the Joinder Agreement, executed effective as of November 21, 2003, is being filed with this Form 8-K/A-2 as Exhibit 10.3.

        Set forth below is Item 5 of TBC's Current Report on Form 8-K, dated November 29, 2003, restated in its entirety to reflect the fact that TBC is now an additional lessee under the RIC leases, and not a guarantor.

        To enable TBC to consummate its acquisition of NTW, on November 29, 2003, TBC amended and restated its existing agented credit facilities with its banks (the "Amended and Restated Credit Agreement") to modify certain of the covenants set forth therein and to provide TBC with an additional $65,000,000 in term loans to be repaid on or before April 1, 2008. After the amendment and restatement and the borrowing of the additional $65,000,000 in term loans, TBC had a total of $149,667,164 in term loans outstanding under the facilities. The Amended and Restated Credit Agreement continues to provide TBC with the ability to borrow up to $121,500,000 on a revolving credit basis and to increase that amount by an additional $28,500,000, if TBC and one or more of the banks so agree.

        On November 29, 2003, TBC also amended its Second Amended and Restated Note Agreement, dated as of April 1, 2003, with The Prudential Insurance Company of America ("Prudential"), and its Note Purchase Agreement, dated April 1, 2003, with Prudential and certain of its affiliates and managed accounts (collectively, the "Prudential Note Agreements"), to modify the interest rates payable thereunder and to conform the covenants set forth therein to make them consistent with the covenants set forth in the Amended and Restated Credit Agreement.

        TBC's obligations under the Amended and Restated Credit Agreement and the Prudential Note Agreements, as amended, continue to be secured by substantially all of the assets of TBC and its subsidiaries, including a pledge of the capital stock of or other equity interests in TBC's subsidiaries.

        The Amended and Restated Credit Agreement and the Prudential Note Agreements, as amended, contain representations, warranties, and covenants by TBC which are typical in such financing transactions, including covenants relating to TBC's maintenance of certain financial ratios and which restrict the ability of TBC and its subsidiaries to, among other things, incur additional debt, place liens upon assets, provide guarantees, make loans and investments, transfer assets, and pay dividends or repurchase capital stock.

        Also on November 29, 2003, TBC caused NTW to sell to Realty Income Corporation and certain of its affiliated entities (collectively, "RIC"), 86 of the 89 retail tire stores owned by NTW and to lease those stores back from RIC. The aggregate purchase price received for the 86 retail tire stores was $134,040,816 (excluding reimbursement of certain closing-related expenses) and was used by TBC to pay a portion of the $225 million purchase price payable for NTW. The operating leases under which NTW leased the 86 retail stores back from RIC provide for an initial term of 20 years, plus four, five year renewal options, and monthly rent which is fixed for the initial 20 year term. As part of the transaction, TBC agreed to be joined as an additional lessee under the leases.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        At Item 7 of TBC's Current Report on Form 8-K, dated November 29, 2003, TBC indicated that it would file the required historical financial statements of the business acquired and pro form financial information on or before February 13, 2004. TBC filed the required audited historical statements of the business acquired by means of a Form 8-K/A-1, filed earlier today. Set forth below is
Item 7 of TBC's Current Report on Form 8-K restated in its entirety to include the required interim financial statements and pro forma financial information, all of which are being filed with this Amendment.

        (a)    Financial Statements of Businesses Acquired.

               See Financial Statement Index.

        (b)    Pro Forma Financial Information.

               See Financial Statement Index.

        (c)    Exhibits.

               See Exhibit Index.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TBC CORPORATION
                                    ---------------
                                    (Registrant)



February 13, 2004                    By: /s/ LAWRENCE C. DAY
-----------------                        ---------------------------------
                                         Lawrence C. Day,
                                         President and Chief Executive Officer

                            FINANCIAL STATEMENT INDEX


                                                                                         Page
                                                                                         ----
Independent Auditors' Report, dated August 25, 2003, of Deloitte &
Touche LLP on Financial Statements of National Tire & Battery, an
Operating Division of Sears, Roebuck & Co. *

Statements of Operations of National Tire & Battery, an Operating Division of
Sears, Roebuck & Co., for the fiscal years ended December 28, 2002, December 29,
2001, and December 30, 2000. *

Balance Sheets of National Tire & Battery, an Operating Division of
Sears, Roebuck & Co., as of December 28, 2002 and December 29, 2001. *

Statements of Cash Flows of National Tire & Battery, an Operating Division of
Sears, Roebuck & Co., for the fiscal years ended December 28, 2002, December 29,
2001, and December 30, 2000. *

Notes to Financial Statements of National Tire & Battery, an Operating
Division of Sears, Roebuck & Co. *

Statements of Operations of National Tire & Battery, an Operating Division
of Sears, Roebuck & Co., for the 39 weeks ended September 27, 2003
and September 28, 2002.                                                                   7
                                                                                       -------

Balance Sheets of National Tire & Battery, an Operating Division of
Sears, Roebuck & Co., as of September 27, 2003 and September 28, 2002.                    8
                                                                                       -------

Statements of Cash Flows of National Tire & Battery, an Operating Division
of Sears, Roebuck & Co., for the 39 weeks ended September 27, 2003
and September 28, 2002.                                                                   9
                                                                                       -------

Notes to Unaudited Consolidated Financial Statements.                                    10
                                                                                       -------

Unaudited Pro Forma Combined Financial Statements of TBC Corporation and NTW Incorporated.


        Unaudited Pro Forma Combined Statement of Income for the year
        ended December 31, 2002.                                                         13
                                                                                       -------

        Unaudited Pro Forma Combined Statement of Income for the nine
        months ended September 30, 2003.                                                 14
                                                                                       -------

        Unaudited Pro Forma Combined Statement of Income for the nine
        months ended September 30, 2002                                                  15
                                                                                       -------

        Notes to Unaudited Pro Forma Combined Statements of Income.                      16
                                                                                       -------

        Unaudited Pro Forma Condensed Combined Balance Sheet
        as of September 30, 2003.                                                        19
                                                                                       -------



        Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.                   21
                                                                                       --------

----------------------

*       Previously filed with Form 8-K/A-1.

                             NATIONAL TIRE & BATTERY
                (An Operating Division of Sears, Roebuck and Co.)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                          39 Weeks Ended
                                                                     ------------------------
thousands                                                            Sept. 27,      Sept. 28,
                                                                        2003           2002
                                                                     ---------      ---------
     MERCHANDISE SALES AND SERVICES, NET                             $ 318,956      $ 340,288

     COSTS AND EXPENSES
     Cost of sales and occupancy                                       210,696        223,422
     Selling, general and administrative                                82,232         86,925
     Depreciation and amortization                                       7,813          8,527
     Interest on capital leases and other liabilities                    1,125          1,309
                                                                     ---------      ---------
        Total costs and expenses                                       301,866        320,183
                                                                     ---------      ---------

     Income before income taxes, cumulative effect of change in
       accounting principle and discontinued operations                 17,090         20,105
     Income taxes from continuing operations                             6,665          7,861
                                                                     ---------      ---------
     Income before cumulative effect of change in accounting
       principle and discontinued operations                            10,425         12,244
     Cumulative effect of a change in accounting for goodwill,
       net of tax benefit of $11,939                                      --          (53,978)
                                                                     ---------      ---------
     NET INCOME (LOSS)                                               $  10,425      $ (41,734)
                                                                     =========      =========

                             NATIONAL TIRE & BATTERY
                (An Operating Division of Sears, Roebuck and Co.)

                                 BALANCE SHEETS
                                   (Unaudited)

thousands                                                                           Sept. 27,     Sept. 28,
                                                                                      2003          2002
                                                                                    --------      --------
     ASSETS
     Current assets
        Cash                                                                        $    114      $    140
        Accounts receivable                                                              403           396
        Merchandise inventories, net                                                  34,860        35,205
        Prepaid expenses and deferred charges                                          1,503         1,507
        Deferred income taxes                                                          8,338         7,904
                                                                                    --------      --------
        Total current assets                                                          45,218        45,152

     Property and equipment
        Land                                                                          48,405        46,488
        Buildings and improvements                                                   122,285       118,432
        Furniture, fixtures and equipment                                             53,916        67,946
        Capitalized leases                                                            16,801        16,801
                                                                                    --------      --------
           Gross property and equipment                                              241,407       249,667
           Less accumulated depreciation                                              83,392        90,849
                                                                                    --------      --------
           Total property and equipment, net                                         158,015       158,818

     Deferred income taxes                                                             9,274        10,798
     Deferred charges                                                                    922           922
                                                                                    --------      --------
           TOTAL ASSETS                                                             $213,429      $215,690
                                                                                    ========      ========

     LIABILITIES
     Current liabilities
        Accrued payroll and related items                                              1,809         1,809
        Current portion of capitalized lease obligations and other liabilities         1,176         1,314
        Accrued expenses                                                               4,346         4,992
        Deferred revenue                                                              15,335        17,959
        Accrued sales and other taxes                                                  5,243         5,416
                                                                                    --------      --------
        Total current liabilities                                                     27,909        31,490

     Capitalized lease obligations and other liabilities                              10,430        11,402
     Deferred revenue                                                                  7,822         4,607
                                                                                    --------      --------
         Total liabilities                                                            46,161        47,499
                                                                                    --------      --------


      OWNER'S EQUITY
        Sears investment in National Tire & Battery                                  167,268       168,191
                                                                                    --------      --------

           TOTAL LIABILITIES AND OWNER'S EQUITY                                     $213,429      $215,690
                                                                                    ========      ========

                             NATIONAL TIRE & BATTERY
                (An Operating Division of Sears, Roebuck and Co.)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                            39 Weeks Ended
                                                                       -----------------------
thousands                                                              Sept. 27,     Sept. 28,
                                                                         2003           2002
                                                                       --------       --------
     CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                 $ 10,425       $(41,734)
     Adjustments to reconcile net (loss) income to net cash
       provided by (used in) operating activities
         Depreciation and amortization                                    7,813          8,527
         Cumulative effect of change in accounting principle, net          --           53,978
         Deferred income taxes                                              (55)          (735)
         Change in:
             Merchandise inventories                                      2,777         (1,374)
             Other operating assets                                        (554)          (641)
             Other operating liabilities                                 (2,559)          (439)
                                                                       --------       --------
                Net cash provided by operating activities                17,847         17,582
                                                                       --------       --------

     CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                 (3,600)        (4,095)

     CASH FLOWS FROM FINANCING ACTIVITIES
     Repayments of long-term debt                                          (855)          (761)
     Remittances to Sears, net                                          (13,414)       (12,759)
                                                                       --------       --------
                Net cash used in financing activities                   (14,269)       (13,520)
                                                                       --------       --------
     NET DECREASE IN CASH                                                   (22)           (33)
     BALANCE AT BEGINNING OF YEAR                                           136            173
                                                                       --------       --------
     BALANCE AT END OF YEAR                                            $    114       $    140
                                                                       ========       ========

                             NATIONAL TIRE & BATTERY
                (An Operating Division of Sears, Roebuck and Co.)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The Condensed Balance Sheets as of September 27, 2003 and September 28, 2002, the related Condensed Statements of Operations for the 39 weeks ended September 27, 2003 and September 28, 2002, and the Condensed Statements of Cash Flows for the 39 weeks ended September 27, 2003 and September 28, 2002, are unaudited. The interim financial statements reflect all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the National Tire & Battery (the "Company" or "NTB") . The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

Certain reclassifications have been made to the 2002 financial statements to conform with the current year presentation.


NOTE 2 - STOCK BASED COMPENSATION

Certain employees of the Company participate in various stock-based employee compensation plans offered by Sears. These plans are described more fully in
Note 8 OF THE Notes to Financial Statements in the company's 2002 Financial Statements. Sears accounts for these plans in accordance with APB No. 25, "Accounting For Stock Issued to Employees", and related Interpretations. No stock-based employee compensation cost is reflected in net income, as no options granted under these plans had an exercise price less than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation":


                                                                          39 Weeks Ended
                                                                     -------------------------
                                                                     Sept. 27,       Sept. 28,
                                                                       2003             2002
                                                                     --------         --------
         Net (loss) income - as reported                             $ 10,425         $(41,734)
         Less:  Total stock-based employee compensation
         expense determined under fair value based method for
         all awards, net of related taxes                                 (51)             (61)
                                                                     --------         --------

         Net (loss) income - pro forma                               $ 10,374         $(41,795)
                                                                     ========         ========

NOTE 3 - GOODWILL

Effective at the beginning of 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets". Upon adoption of SFAS No. 142, goodwill amortization ceased. Goodwill is now subject to fair-value based impairment tests performed, at a minimum, on an annual basis. In addition, a transitional goodwill impairment test is required as of the adoption date. These impairment tests are conducted where goodwill is recorded, and may require two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of fair value to the respective carrying value. Where the carrying value exceeds fair value, a second step is performed to measure the amount of goodwill impairment in existence, if any.

                             NATIONAL TIRE & BATTERY
                (An Operating Division of Sears, Roebuck and Co.)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS



NTB had $65,917 in goodwill recorded on its balance sheet at the beginning of 2002. The Company completed the required transitional goodwill impairment test in 2002 and determined that all of the goodwill was impaired under the fair value impairment test approach required by SFAS No. 142.

The fair value was estimated using the expected present value of associated future cash flows and market values of comparable businesses where available. Upon adoption of the SFAS No. 142, a $53,978 charge, net of tax, was recognized in 2002 to record this impairment and was classified as a cumulative effect of a change in accounting principle.

NOTE 4 - CONTINGENCIES

The Company is subject to various legal, environmental and governmental proceedings, many involving routine litigation incidental to the business. The consequences of these matters are not presently determinable but, in the opinion of management of the Company after consulting with legal counsel, the ultimate liability in excess of reserves currently recorded is not expected to have a material effect on annual results of operations, financial position, liquidity or capital resources of the Company.

                      TBC CORPORATION AND NTW INCORPORATED

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The unaudited pro forma combined balance sheet as of September 30, 2003 and the unaudited pro forma combined statements of income for the year ended December 31, 2002 and nine months ended September 30, 2003 and 2002 give effect to the acquisition by TBC Corporation ("TBC" or the "Company") on November 29, 2003 of NTW Incorporated ("NTW") from Sears, Roebuck and Co. ("Sears"). NTW was operated as a separate operating division by Sears under the name National Tire & Battery ("NTB"). Sears owned 100% of the capital stock of NTW prior to TBC's acquisition (the "Acquisition"). For accounting purposes, the Acquisition was accounted for as a purchase. This pro forma information is based on the historical consolidated financial statements of TBC and its subsidiaries and NTW under the assumptions and adjustments set forth in the accompanying notes.

The unaudited pro forma combined balance sheet and statements of income have been prepared by the management of TBC, assuming a purchase price of $225 million plus an estimated $1 million in acquisition costs such as legal and other professional fees. The pro forma financial statements also reflect the real estate sale and leaseback transaction consummated by the Company to help finance the Acquisition. See Item 5 on page 2 of this Form 8-K/A-2 filing for a more complete discussion of the real estate sale and leaseback transaction.

                      TBC CORPORATION AND NTW INCORPORATED

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                    (In thousands, except per share amounts)



                                                       TBC                                        Pro Forma
                                                  Corporation          NTW             -----------------------------------
                                                  (Historical)    (Historical)         Adjustments            Consolidated
                                                  ------------    ------------         -----------            ------------
NET SALES                                          $1,109,663       $463,296             $     --              $1,572,959

COST OF SALES                                         807,820        203,850 (A)            4,530  (B)          1,016,200
                                                   ----------       --------             --------              ----------
GROSS PROFIT                                          301,843        259,446               (4,530)                556,759
                                                   ----------       --------             --------              ----------

EXPENSES:
    Distribution, selling, administrative
       and retail store expenses                      251,911        227,070  (A)           8,244  (C)            487,225

    Interest expense                                    8,703          1,745                7,661  (D)             18,109

    Other (income) expense - net                       (2,411)            --                   --                  (2,411)
                                                   ----------       --------             --------              ----------
         Total expenses                               258,203        228,815               15,905                 502,923
                                                   ----------       --------             --------              ----------

INCOME BEFORE INCOME TAXES                             43,640         30,631              (20,435)                 53,836

PROVISION FOR INCOME TAXES                             16,258         11,964               (8,000)  (E)            20,222
                                                   ----------       --------             --------              ----------

NET INCOME                                         $   27,382       $ 18,667             $(12,435)             $   33,614
                                                   ==========       ========             ========              ==========


EARNINGS PER SHARE -
    Basic                                          $     1.29                                                  $     1.59
                                                   ==========                                                  ==========
    Diluted                                        $     1.25                                                  $     1.53
                                                   ==========                                                  ==========



  See accompanying notes to unaudited pro forma combined statements of income.

                      TBC CORPORATION AND NTW INCORPORATED

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       TBC                                        Pro Forma
                                                  Corporation          NTW             -----------------------------------
                                                  (Historical)    (Historical)         Adjustments            Consolidated
                                                  ------------    ------------         -----------            ------------
NET SALES                                          $  947,789       $318,956             $    --               $1,266,745

COST OF SALES                                         648,530        141,935  (A)           3,503  (B)            793,968
                                                   ----------       --------             --------              ----------
GROSS PROFIT                                          299,259        177,021               (3,503)                472,777
                                                   ----------       --------             --------              ----------


EXPENSES:
    Distribution, selling, administrative
       and retail store expenses                      257,138        158,806 (A)            5,691  (C)            421,635

    Interest expense                                    7,046          1,125                5,492  (D)             13,663

    Other (income) expense - net                       (2,288)            --                   --                  (2,288)
                                                   ----------       --------             --------              ----------

         Total expenses                               261,896        159,931               11,183                 433,010
                                                   ----------       --------             --------              ----------
INCOME BEFORE INCOME TAXES                             37,363         17,090              (14,686)                 39,767

PROVISION FOR INCOME TAXES                             13,503          6,665               (5,733)  (E)            14,435
                                                   ----------       --------             --------              ----------
NET INCOME                                         $   23,860       $ 10,425             $ (8,953)             $   25,332
                                                   ==========       ========             ========              ==========


EARNINGS PER SHARE -
    Basic                                          $     1.11                                                  $     1.17
                                                   ==========                                                  ==========
    Diluted                                        $     1.06                                                  $     1.12
                                                   ==========                                                  ==========



  See accompanying notes to unaudited pro forma combined statements of income.

                      TBC CORPORATION AND NTW INCORPORATED

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       TBC                                        Pro Forma
                                                  Corporation          NTW             -----------------------------------
                                                  (Historical)    (Historical)         Adjustments            Consolidated
                                                  ------------    ------------         -----------            ------------
NET SALES                                          $  831,877       $340,288             $     --              $1,172,165

COST OF SALES                                         610,376        149,727  (A)           3,307  (B)            763,410
                                                   ----------       --------             --------              ----------
GROSS PROFIT                                          221,501        190,561               (3,307)                408,755
                                                   ----------       --------             --------              ----------


EXPENSES:
    Distribution, selling, administrative
       and retail store expenses                      186,055        169,147 (A)             6,195  (C)           361,397

    Interest expense                                    6,473          1,309                 5,746   (D)           13,528

    Other (income) expense - net                       (1,953)            --                   --                  (1,953)
                                                   ----------       --------             --------              ----------
         Total expenses                               190,575        170,456               11,941                 372,972
                                                   ----------       --------             --------              ----------

INCOME BEFORE INCOME TAXES                             30,926         20,105              (15,248)                 35,783

PROVISION FOR INCOME TAXES                             11,658          7,861               (5,967)  (E)            13,552
                                                   ----------       --------             --------              ----------
NET INCOME                                         $   19,268       $ 12,244             $ (9,281)             $   22,231
                                                   ==========       ========             ========              ==========


EARNINGS PER SHARE -
    Basic                                          $      .91                                                  $     1.05
                                                   ==========                                                  ==========
    Diluted                                        $      .88                                                  $     1.01
                                                   ==========                                                  ==========



  See accompanying notes to unaudited pro forma combined statements of income.

                      TBC CORPORATION AND NTW INCORPORATED

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME



The unaudited pro forma combined statements of income, which include results of operations as if the Acquisition had been consummated on January 1, 2002, do not reflect transaction expenses expected to be incurred or any anticipated cost savings except as noted in the accompanying notes. The unaudited pro forma combined statements of income have been prepared assuming retention of all of the Company's and NTW's sales following the Acquisition and no change in the mix of products and services offered by the NTW stores. As a result, the unaudited pro forma combined statements of income may not be indicative of the results of operations that actually would have occurred had the Acquisition been in effect during the period presented or which may be attained in the future. Actual performance will differ, and the differences may be material. The unaudited pro forma combined statements of income should be read in conjunction with the historical consolidated financial statements and notes thereto of TBC and NTW. Historical net income shown for NTW for the nine months ended September 30, 2002 and year ended December 31, 2002 is before an after-tax charge of $53,978,000 for the cumulative effect of a change in accounting for goodwill, since such charge had no impact on the ongoing operations included in the combined proforma results.

The statement of income shown for NTW for the year ended December 31, 2002 was actually for the 52-week period (fiscal year) ended December 28, 2002, and is combined herein with the Company's income statement for the year ended December 31, 2002. The statement of income shown for NTW for the nine months ended September 30, 2003 was actually for the 39-week period ended September 27, 2003, and is combined herein with the Company's income statement for the nine months ended September 30, 2003. The statement of income shown for NTW for the nine months ended September 30, 2003 was actually for the 39-week period ended September 28, 2002, and is combined herein with the Company's income statement for the nine months ended September 30, 2002.

On April 1, 2003, the Company acquired all of the outstanding capital stock of Merchant's, Incorporated ("Merchant's"), which was a privately-owned company operating 112 retail tire centers in the Mid-Atlantic region of the United States. For the year ended December 31, 2002, Merchant's had sales of $174.2 million, of which $154.6 million was related to its retail business. Approximately $19.6 million of Merchant's 2002 sales were attributable to its commercial and retreading business, which TBC later sold. The historical financial statements of TBC include activity for Merchants only for the period after April 1, 2003. No proforma adjustments have been made for any periods prior to April 1, 2003 for the impact of the Merchant's acquisition.

Because the NTW stores did not have standalone computer systems, distribution centers or administrative support staff, TBC entered into a Transition Services Agreement with Sears at the time of the closing of the Acquisition.
 Pursuant to the terms of the Transition Services Agreement, Sears is obligated to provide information systems, human resources, accounts payable, accounting and financial reporting, commercial credit, buying, and supply chain services to the acquired NTW stores until TBC can expand its distribution system and administrative support infrastructure to service the NTW stores. Sears is obligated to provide these transition services to the NTW stores for up to six months after the November 29, 2003 closing, and TBC has the right to extend these transition services for up to three additional months. Because of the short-term nature of this agreement, the unaudited pro forma combined statements of income make no provision for such agreement and, in effect, include estimated expenses as though the stores had been fully transitioned to TBC's distribution and administrative support system prior to January 1, 2002.

Basic earnings per share have been computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share have been computed by dividing net income by the weighted average number of common shares and equivalents outstanding. Common share equivalents represent shares issuable upon assumed exercise of stock options. The weighted average number of common shares and equivalents outstanding were as follows (in thousands):

                                                                              Nine Months Ended
                                                        Year Ended               September 30,
                                                       December 31,         ----------------------
                                                           2002               2003           2002
                                                          ------            ------          ------
Weighted average common shares outstanding                21,191            21,576          21,164

Common share equivalents                                     775               992             829
                                                          ------            ------          ------
Weighted average common shares and
    equivalents outstanding                               21,966            22,568          21,993
                                                          ======            ======          ======



The following notes set forth the adjustments made in preparing the unaudited pro forma combined statements of income:

(A) Historical amounts shown for NTW include the effect of certain reclassifications, to be consistent with the Company 's presentation.

(B) Pro forma adjustments to cost of sales reflect differences in the Company's net purchasing cost for goods (assuming the combined purchasing ability of TBC and NTW) compared to the costs attributed to TBC and NTW as separate entities. The cost of sales in NTW's historical results reflect benefits from their participation in the overall purchasing economies of Sears, including an allocation of supplier volume rebates. Assumed net purchasing costs of the combined purchasing ability of TBC and NTW are based on purchasing agreements that the Company currently has with suppliers, certain of which include volume rebates. As previously noted, no consideration is made in the pro forma statements of income for anticipated changes to be made by TBC in the mix of products and services offered by the NTW stores and the favorable effect that such changes would be expected to have on gross profit.

(C) Pro forma adjustments to distribution, selling and administrative expenses for the year ended December 31, 2002 include the elimination of estimated operating expenses of approximately $20,692,000 related to NTW's relationship with Sears and the inclusion of anticipated distribution, administrative, and other expenses of $18,381,000 as part of TBC. Also included is additional rent expense of $12,200,000 resulting from the real estate sale and leaseback transaction consummated by TBC to help finance the Acquisition, less a $1,645,000 reduction in depreciation expenses since fewer NTW properties will be owned by the Company than were owned by Sears.

         For the nine months ended September 30, 2003, pro forma adjustments to distribution, selling and administrative expenses include the elimination of estimated operating expenses of approximately $14,992,000 related to NTW's relationship with Sears and the inclusion of anticipated distribution, administrative, and other expenses of $12,767,000 as part of TBC. Also included is additional rent expense of $9,150,000 resulting from the real estate sale and leaseback transaction consummated by TBC to help finance the Acquisition, less a $1,234,000 reduction in depreciation expenses since fewer NTW properties will be owned by the Company than were owned by Sears.

         For the nine months ended September 30, 2002, pro forma adjustments to distribution, selling and administrative expenses include the elimination of estimated operating expenses of approximately $15,386,000 related to NTW's relationship with Sears and the inclusion of anticipated distribution, administrative, and other expenses of $13,665,000 as part of TBC. Also included is additional rent expense of $9,150,000 resulting from the real estate sale and leaseback transaction consummated by TBC to help finance the Acquisition, less a $1,234,000 reduction in depreciation expenses since fewer NTW properties will be owned by the Company than were owned by Sears.

(D) Pro forma adjustments to interest expense include interest on the additional borrowings to finance the Acquisition, the amortization of additional debt financing fees associated with TBC's borrowing agreements, higher interest rates on certain of TBC' s historical borrowings during the periods presented, and the elimination of interest allocated by Sears to NTW.

(E) The provisions for income taxes reflect the anticipated federal and state tax rates applicable to the combined entities.

                      TBC CORPORATION AND NTW INCORPORATED

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2003

                                 (IN THOUSANDS)

                                     ASSETS



                                                       TBC                                        Pro Forma
                                                  Corporation          NTW             -----------------------------------
                                                  (Historical)    (Historical)         Adjustments            Consolidated
                                                  ------------    ------------         -----------            ------------
CURRENT ASSETS:
    Cash and cash equivalents                     $     4,552      $     114             $     --              $    4,666

    Accounts and notes receivable, net
        of allowance for doubtful accounts            140,174            403                   --                 140,577

    Inventories                                       233,038         34,860                   --                 267,898

    Deferred income taxes                              11,749          1,503               (1,503) (A)             11,749

    Other current assets                               17,640          8,338                1,073 (B)              27,051
                                                   ----------       --------             --------              ----------
            Total current assets                      407,153         45,218                 (430)                451,941


PROPERTY, PLANT & EQUIPMENT, NET                       79,836        158,015              (94,618) (C)            143,233


TRADEMARKS, NET                                        15,824             --                   --                  15,824


GOODWILL, NET                                         106,025             --               60,653  (D)            166,678

DEFERRED INCOME TAXES                                      --          9,274               (9,274) (A)                 --

OTHER ASSETS                                           29,796            922                1,141  (E)             31,859
                                                   ----------       --------             --------              ----------

TOTAL ASSETS                                       $  638,634       $213,429             $(42,528)             $  809,535
                                                   ==========       ========             ========              ==========


See accompanying notes to unaudited pro forma condensed combined balance sheet.

                      TBC CORPORATION AND NTW INCORPORATED

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2003

                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       TBC                                        Pro Forma
                                                  Corporation          NTW             -----------------------------------
                                                  (Historical)    (Historical)         Adjustments            Consolidated
                                                  ------------    ------------         -----------            ------------
CURRENT LIABILITIES:
    Outstanding checks, net                         $   9,956       $     --             $     --              $    9,956

    Notes payable to banks                              9,900             --                5,096   (F)            14,996

    Current portion of long-term debt and
         capital lease obligations                     20,599          1,176                5,226   (G)            27,001

    Accounts payable, trade                           106,597             --               34,860   (H)           141,457

    Income taxes payable                                  771             --                   --                     771

    Other current liabilities                          69,808         26,733               (5,216)  (I)            91,325
                                                   ----------       --------             --------              ----------
            Total current liabilities                 217,631         27,909               39,966                 285,506
                                                   ----------       --------             --------              ----------

LONG-TERM DEBT AND CAPITAL
   LEASE OBLIGATIONS, LESS
   CURRENT PORTION                                    143,438         10,430               84,774  (G)            238,642
                                                   ----------       --------             --------              ----------
NONCURRENT LIABILITIES                                 15,395          7,822                   --                  23,217
                                                   ----------       --------             --------              ----------
DEFERRED INCOME TAXES                                   9,128             --                   --                   9,128
                                                   ----------       --------             --------              ----------
STOCKHOLDERS' EQUITY:
    Common stock                                        2,181             --                   --                   2,181

    Additional paid-in capital                         22,505             --                   --                  22,505

    Sears' investment in NTW                               --        167,268             (167,268)  (J)                --

    Other comprehensive income (loss)                  (1,089)            --                   --                  (1,089)

    Retained earnings                                 229,445             --                   --                 229,445
                                                   ----------       --------             --------              ----------
            Total stockholders' equity                253,042        167,268             (167,268)                253,042
                                                   ----------       --------             --------              ----------
TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                           $  638,634       $213,429             $(42,528)             $  809,535
                                                   ==========       ========             ========              ==========


See accompanying notes to unaudited pro forma condensed combined balance sheet.

                      TBC CORPORATION AND NTW INCORPORATED

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET



The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Acquisition and related transactions, including the real estate sale and leaseback transaction consummated by the Company to help finance the Acquisition, as if such transactions had occurred on September 30, 2003. For purposes of the unaudited pro forma condensed combined balance sheet, certain items on the historical balance sheets of TBC and NTW have been condensed. The following notes set forth the adjustments made in preparing the unaudited pro forma condensed combined balance sheet:


(A)      Represents the elimination of NTW's deferred income tax assets.

(B) Represents prepaid rent of $1,073,000 paid by TBC in conjunction with the sale and leaseback transaction.

(C) Represents the sale of retail store land and buildings for $134,041,000 in conjunction with the sale and leaseback transaction , net of the impact of the revaluation of assets to fair market value which totaled $39,423,000. The value of assets sold in conjunction with the sale and leaseback transaction was in excess of the previous net historical cost on the books of NTW.

(D) Represents the excess of the aggregate purchase price over the estimated fair value of the tangible net assets acquired.

(E) Represents fees of $1,856,000 paid by TBC in conjunction with the sale and leaseback transaction (to be amortized over the life of the lease), $207,000 put into escrow at the time of the closing of the Acquisition to cover potential pre-existing liabilities, less other assets of $922,000 on the historical balance sheet of NTW which were not acquired by TBC.

(F) Represents an increase in borrowings under the Company's revolving bank loan facility to help finance the Acquisition.

(G) Represents $90,000,000 in borrowings under bank term loans to help finance the acquisition, $5,226,000 of which is due within one year, with $84,774,000 due thereafter. (See Item 5 on page 2 of this Form 8-K/A-2 filing for a more complete discussion of the Company' s credit facilities, including bank term loans.)

(H) Represents the amount payable by the Company to Sears for the value of the inventory on hand at the date of the Acquisition.

(I) Represents estimated liabilities on the historical balance sheet of NTW not assumed by the Company, net of liabilities of $942,000 incurred in conjunction with the closing of the Acquisition.

(J)      Represents the elimination of Sears' recorded investment in NTW.

                                  EXHIBIT INDEX

Exhibit No. and Description:


(2)     Plan of Acquisition, Reorganization, Arrangement, Liquidation or
        Succession.

        2.1 Stock Purchase Agreement, dated September 21, 2003, by and between TBC Corporation and Sears, Roebuck & Co. was filed as
               Exhibit 2.1 to the TBC Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and is incorporated herein by reference.

        2.2 First Amendment, dated as of November 28, 2003, to Stock Purchase Agreement, dated September 21, 2003, by and between TBC Corporation and Sears, Roebuck & Co. *

(4)     Instruments Defining the Rights of Security Holders, Including
        Indentures.

        4.1 $273,500,000 Amended and Restated Credit Agreement, dated as of November 29, 2003, among TBC Corporation, the Lenders party thereto, U.S. Bank National Association, as Documentation Agent, SunTrust Bank, as Syndication Agent, First Tennessee Bank National Association, as Administrative Agent, and JP Morgan Chase Bank, as Co-Administrative Agent. *

        4.2 Amendment No. 1, dated as of November 29, 2003, to Second Amended and Restated Note Agreement, dated as of April 1, 2003, between TBC Corporation and The Prudential Insurance Company of America, including as Exhibits B and C thereto the amended form of Variable Rate Senior Notes issued thereunder. *

        4.3 Amendment No. 1, dated as of November 29, 2003, to Note Purchase Agreement, dated as of April 1, 2003, among TBC Corporation, The Prudential Insurance Company of America, and certain of its affiliates, managed funds, and accounts purchasing Notes. *

        4.4 Amendment No. 1, dated November 29, 2003, to Deed of Trust, Assignment of Leases and Security Agreement, dated as of March 31, 2003, executed by TBC in favor of JP Morgan Chase Bank, as collateral agent and beneficiary.*

        4.5 Guarantee and Collateral Agreement, dated as of March 31, 2003, executed by TBC Corporation and the subsidiaries of TBC Corporation in favor of JPMorgan Chase Bank, as collateral agent.
               *

        4.6 First Amendment, dated November 29, 3003, to Guarantee and Collateral Agreement, dated as of March 31, 2003, executed by TBC Corporation and the subsidiaries of TBC Corporation in favor of JPMorgan Chase Bank, as collateral agent. *

        4.7 Intercreditor Agreement, dated as of March 31, 2003, among various secured lenders to TBC Corporation. *

        4.8 First Amendment, dated as of November 29, 2003, to Intercreditor Agreement, dated March 31, 2003, among various secured lenders to TBC Corporation. *

(10)    Material Contracts.

        10.1 Transition Services Agreement, dated November 29, 2003, by and between TBC Corporation and Sears, Roebuck & Co. *

        10.2 Purchase Agreement and Escrow Instructions, dated October 23, 2003, between TBC Corporation and Realty Income Corporation or its assignee (including Crest Net Lease, Inc. and Realty Income Texas Properties, L.P.), including as Exhibit B thereto the form of Land and Building Lease Agreement to be executed by NTW Incorporated, together with a schedule setting forth certain information with respect to the leases so executed by NTW Incorporated. *

        10.3 Joinder Agreement, executed effective as of November 21, 2003, b TBC Corporation in favor of Realty Income Corporation, Crest Net Lease, Inc., Realty Income Texas Properties, L.P., and their successors and assigns. **


(23)    Consents of Experts and Counsel.

        23.1 Consent of Deloitte & Touche LLP to the inclusion in this Report on Form 8-K, and to the incorporation into certain S-8 registration statements of TBC Corporation, of Deloitte & Touche's report, dated August 25, 2003, on the financial statements of NTW Incorporated, an Operating Division of Sears, Roebuck and Co., for each of the three years in the period ended December 28, 2002. ***

        ----------------

        * Previously filed with Current Report on Form 8-K, dated November 29, 2003.
        **  Filed herewith.
        *** Previously filed with Form 8-K/A-1.